UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 21, 2002

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:        (206) 701-2000
Registrant’s facsimile number, including area code:        (206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     The Company had common stock purchase warrants outstanding covering 4,887,185 shares of common stock with an expiration date of June 21, 2002, and an exercise price of $3.92 per share. Prior to expiration, holders exercised warrants covering an aggregate of 2,389,890 shares, with the Company receiving $9,368,368.80 from the exercises before expenses; warrants for the remaining 2,497,295 shares expired on June 21, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson Vice President–Legal and General Counsel

June 25, 2002